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                                                                EXHIBIT 99(h)(5)

                                                                [USBANCORP LOGO]

EXHIBIT A

                      TRANSFER AGENT & SHAREHOLDER SERVICES
                               ANNUAL FEE SCHEDULE

SERVICE CHARGES TO THE FUND

Shareholder Account Fee (Subject to Minimum)

      - No-Load - $15.00 /account

      - Load Fund - $16.00 /account

      - Daily Accrual Fund - $21.00 /account

      - Closed Accounts - $2.50 /account

Annual Minimum

      - $30,000 per no-load fund

      - $36,000 per load or daily accrual fund

      - $18,000 each additional class

ACTIVITY CHARGES

      - Telephone Calls - $1.00 /minute

      - Voice Response Call - $.35/call

      - E-mail Services
          $200 /month administration
          $3.00 /e-mail received

      - Draft Check Processing - $3.00 /draft

      - Daily Valuation Trades - $10.00 /trade

      - Lost Shareholder Search - $5.00 /search

      - AML New Account Service - $1.00/new domestic accounts and $2.00/new foreign account

      - ACH/EFT Shareholder Services:
          $125.00 /month/fund group
          $ .50 /ACH item, setup, change
          $5.00 /correction, reversal

OUT-OF-POCKET COSTS

      - Telephone toll-free lines, call transfers, etc.

      - Mailing, sorting and postage

      - Stationery, envelopes

      - Programming, special reports

      - Insurance, record retention, microfilm/fiche

      - Proxies, proxy services

      - ACH fees

      - NSCC charges

      - Cusip Base Fee

      - Any additional expenses reasonably incurred by USBFS in the performance of its duties and obligations under the Transfer Agent and Shareholder Servicing Agreement, if agreed to in advance by the Fund

Fees are billed monthly.

SERVICE CHARGES TO INVESTORS

Qualified Plan Fees (Billed to Investors)

      - $25.00 /transfer to successor trustee

      - $25.00 /participant distribution (Excluding SWPs)

      - $25.00 /refund of excess contribution

Additional Shareholder Fees (Billed to Investors)

      - $15.00 /outgoing wire transfer

      - $15.00 /overnight delivery

      - $ 5.00 /telephone exchange

      - $25.00 /return check or ACH

      - $25.00 /stop payment

      - $ 5.00 /research request per account (Cap at $25.00/request) (For requested items of the second calendar year [or previous] to the request)

TECHNOLOGY CHARGES

1.    Fund Group Setup (first cusip) - $2,000 /fund group

2.    Fund Setup - $750 /cusip (beyond first cusip)

3.    NSCC Service Interface - All NSCC Services

      - Annual - $1,400 /cusip/year

4.    Telecommunications and Voice Services

      - Service Setup - $1,650 ATT transfer connect

      - VRU Setup - $500 /fund group

      - VRU Maintenance - $100 /cusip/month

      - $.35 /voice response call

      - $.40 /voice recognition call

5.    Asset Allocation Services - $8.00 /account group/year (4 reallocations)

6.    12b-1 Aging - $1.50 /account/year

7.    Average Cost - $.36 /account/year

8.    Development/Programming - $150 /hour

9.    File Transmissions - subject to requirements

10.   Selects - $300 per select

11.   Extraordinary services - charged as incurred

      - Conversion of Records (if necessary) - Estimate to be provided.

      - Custom processing, re-processing

All other extraordinary services

U.S. BANCORP FUND SERVICES, LLC
(CONFIDENTIAL - PRICING VALID FOR 45 DAYS)

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                                                                [USBANCORP LOGO]

                                INTERNET SERVICES
                               ANNUAL FEE SCHEDULE

FAN WEB - Shareholder internet access to account information and transaction capabilities. Internet service is connected directly to the fund group's web site through a transparent hyperlink. Shareholders can access account information, portfolio listing within a fund family, view transaction history, purchase additional shares through ACH, etc.

Implementation - $15,000 per management company - includes up to 10 hours of assistance from BSAs and technical staff (additional assistance - $150/hour)

Annual Base Fee - $36,000 per year
Activity (Session) Fees:

      - Inquiry - $.15 per event

      - Account Maintenance - $.25 per event

      - Transaction - financial transactions, reorder statements, etc. - $.50 per event

      - New Account Set-up - $3.00 per event

VISION MUTUAL FUND GATEWAY - Permits broker/dealers, financial planners, and
    RIAs to us a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.

Inquiry Only

      - Inquiry - $.05 per event

      - Per broker ID - $5.00 per month per ID

Transaction Processing

      - Implementation - $5,000 per management company

      - Transaction - purchase, redeem, exchange, literature order - $.50 per event

      - New Account Set-up - may contain multiple fund/accounts - $3.00 per event

      - Monthly Minimum Charge - $500.00 per month

FAN MAIL - Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.

Base Fee Per Management Company - file generation and delivery - $6,000 per year Per Record Charge

      - Rep/Branch/ID - $.018

      - Dealer - $.012

      - Price Files - $.002 or $1.75/user/month, whichever is less

U.S. BANCORP FUND SERVICES, LLC

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                                                                [USBANCORP LOGO]

                    MUTUAL FUND eXCHANGE (MFx) SERVICE SUITE
                               ANNUAL FEE SCHEDULE

                                MFx WEB SERVICES

A.  MFS ON-LINE SYSTEMS ACCESS

    On-line internet access to U.S. Bancorp systems
    Setup - $1,500 initial setup per concurrent connection
    (up to 5 workstations each)

    Service - $125/month per concurrent connection - internet
    access; $125/month per concurrent connection - 3270
    access
    FundSource Access - Quoted separately
    Number of concurrent connections required                               0
                                                                        -----
    Total Monthly Fee (@ $125)                                          $   0
                                                                        =====

B.  IMAGE AND/OR COLD ON-LINE ACCESS

    On-line internet access to U.S. Bancorp shareholder document images, statements and tax advices (COLD)

    Setup - $1,500 initial setup per concurrent connection
    (up to 5 workstations each)
    Service - $325/month/concurrent connection

    Number of concurrent connections required                               0
                                                                        -----
    Total Monthly Fee (@ $325)                                          $   0
                                                                        =====

C.  REPORTSOURCE

    On-line internet access to standard reports and files
    from various U.S. Bancorp data sources
    No initial setup charge
    $125/month for each of the following data sources
    (Check required reports)                                                0
                                                                        -----
                Fund Accounting Reports                                     0
                                                                        -----
                Transfer Agent Reports                                      0
                                                                        -----
                Fund Administration Reports                                 0
                                                                        -----
                Prospect Services Reports                                   0
                                                                        -----
                Custody Reports                                             0
                                                                        -----
                Data Warehouse Reports                                      0
                                                                        -----

                                                                        -----

                                                                        -----

    Total number of services required                                       0
                                                                        -----
    Total Monthly Fee (@ $125)                                          $   0
                                                                        =====

All prices exclude out-of-pocket expenses and, if necessary, hardware costs, travel, etc. All prices subject to change depending upon client requirements.

* Assumes that NAV/Distribution history is provided to U.S. Bancorp in Excel format, otherwise setup charge subject to change.

** Delivery up to 5 sites

Customization charged at $150/hour, if necessary.

                           MFx DATA DELIVERY SERVICES

A.  PERFORMANCE  DELIVERY SERVICES

    (1) DAILY NAV FEED

    Daily automated feed of fund price and portfolio data to external sites

    Setup - $100/fund, $600 minimum (subject to degree of
    customization), ($2,500 Additional FTP setup per site or
    FTP address)
    Service - $100/fund/month
    Number of funds required                                                0
                                                                        -----
    Total Monthly Fee  (@ $100)                                         $   0
                                                                        =====

    (2) STANDARD RATE OF RETURN SERVICES

    Fund performance calculation (daily or periodic)
    Setup - $500/fund* ($1,000/fund initial setup for non-fund administration clients, $5,000 minimum), ($2,500
    Additional FTP setup per site or FTP address).
    Number of sites required.
    Pre-Tax Service - $200/fund/month**
    Number of funds required                                                0
                                                                        -----
    Total Monthly Fee  (@ $200)                                         $   0
                                                                        =====

    (3) AFTER-TAX PERFORMANCE SERVICES

    Post-Tax Service - $300/fund/month**
    Number of funds required
                                                                        -----
    Total Monthly Fee  (@ $300)                                         $   0
                                                                        =====

B.  SFx - SECURE FILE EXCHANGE

    (1) GUI - Graphical User Interface
    No initial setup charge
    $125/month/fund group (up to 5 file transfers)
    Number of funds
                                                                        -----
    Total Monthly Fee (@ $125)                                          $   0
                                                                        =====

    (2) Automated file delivery to client site
    $2,500 initial setup per site
    $195/month - up to 5 automated file transfers
    Number of funds
                                                                        -----
    Total Monthly Fee (@ $195)                                          $   0
                                                                        =====

TOTAL MONTHLY FEE                                                       $   0
                                                                        =====

SETUP FEE SUMMARY

MFS On-line Systems Access                                              $   -
Image/COLD On-line Access                                               $   -
ReportSource                                                            $   -
Daily NAV Feed                                                          $   -
Standard Rate of Return                                                 $   -
Automated File Delivery                                                 $   -
FTP Setup                                                               $   -
                                                                        -----
TOTAL SETUP CHARGES                                                     $   -
                                                                        =====

U.S. BANCORP FUND SERVICES, LLC